UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 24, 2008

NEENAH PAPER, INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	001-32240	20-1308307
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer
Identification No.)

3460 Preston Ridge Road

Alpharetta, Georgia 30005

(Address of principal executive offices, including zip code)

(678) 566-6500

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 2.01               Completion of Acquisition or Disposition of Assets

On June 24, 2008, Neenah Paper, Inc. (the “Company”) completed the sale of its Pictou pulp mill to Northern Pulp Nova Scotia Corporation (“Northern Pulp”), a new operating company jointly owned by Atlas Holdings LLC and Blue Wolf Capital Management LLC. The Pictou mill currently runs one machine with annual capacity of 270,000 metric tons of pulp.  The sale excludes the approximately 500,000 acres of timberlands that the Company owns in Nova Scotia, which are being retained by the Company.

The Company paid an initial $1.8 million to Northern Pulp at closing. A second and final payment of $10 million will be made in the third quarter of 2008. Pursuant to the terms of the transaction, Northern Pulp assumed all of the assets and liabilities associated with the Pictou mill, as well as existing customer contracts, supply agreements, labor agreements and pension obligations.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEENAH PAPER, INC.
(Registrant)
Date: June 24, 2008	/s/ Steven S. Heinrichs
Steven S. Heinrichs Senior Vice President, General Counsel and Secretary

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